Exhibit 99.1

Poseida Therapeutics, Inc. Announces Agreement to be Acquired by Roche Holdings, Inc.

Poseida stockholders to receive up to $13.00 per share in cash, comprised of $9.00 per share in cash at closing and a non-tradeable contingent value right (CVR) to receive up to an aggregate of $4.00 per share in cash; transaction represents total equity value of up to $1.5 billion

Poseida to join the Roche Group and advance its innovative pipeline of non-viral, TSCM-rich CAR-T therapies and genetic medicines as part of Roche’s Pharmaceuticals Division

SAN DIEGO, November 25, 2024 – Poseida Therapeutics, Inc. (Nasdaq: PSTX) (“Poseida”), a clinical- stage allogeneic cell therapy and genetic medicines company advancing differentiated non-viral treatments for patients with cancer, autoimmune and rare diseases, today announced that it has entered into a merger agreement to be acquired by Roche Holdings, Inc. (“Roche”) at a price of $9.00 per share in cash at closing, plus a non-tradeable CVR to receive certain contingent payments of up to an aggregate of $4.00 per share in cash upon achievement of specific milestones. This corresponds to a total equity value of approximately $1.5 billion on a fully diluted basis. The merger agreement has been unanimously approved by Poseida’s Board of Directors, and Poseida’s Board of Directors unanimously recommends that Poseida stockholders tender their shares in the tender offer.

The proposed acquisition will establish a new core capability for Roche in allogeneic cell therapy, with lead opportunities focused on CAR-T programs covered by the existing strategic collaboration between Poseida and Roche in hematologic malignancies. It will include CAR-T programs for solid tumors and autoimmune diseases, along with Poseida’s genetic engineering platform and related preclinical medicines.

Poseida has pioneered a proprietary technology platform that includes a full set of non-viral capabilities to design, develop and manufacture allogeneic, T stem cell memory cells (TSCM)-rich CAR- T therapies. TSCM cells are considered ideal for CAR-T therapy because they are long-lived, multi- potent and self-replicating, with the potential for an improved safety and efficacy profile. This may offer benefits compared to other approaches, which either use a different cell type or drive T cell differentiation (and therefore less stemness) as part of the process to manufacture the CAR-T cells.

“Poseida has demonstrated the unique ability of its proprietary non-viral technology platform to create allogeneic, TSCM-rich CAR-T therapies with the potential to improve clinical outcomes and expand access to this important class of medicines. Most recently, this was highlighted by the compelling interim clinical data for P-BCMA-ALLO1 in patients with multiple myeloma,” said Kristin Yarema, Ph.D., President and Chief Executive Officer of Poseida Therapeutics. “We have worked closely with Roche through our collaboration focused on hematologic malignancies, and we are excited to join Roche to work as colleagues together across our pipeline and future programs. Roche’s global capabilities in late-stage development and commercialization will enable patients worldwide to benefit from the transformative potential of allo CAR-T.”

Poseida and its employees will join the Roche Group as part of Roche’s Pharmaceuticals Division.

Transaction Terms

Under terms of the merger agreement, Roche will commence a tender offer to acquire all of Poseida’s outstanding shares for a price of $9.00 per share in cash at closing, plus a non-tradeable CVR to receive up to an aggregate of $4.00 per share in cash, payable upon achievement of specified milestones.

The closing of the transaction is subject to customary closing conditions, including the tender of shares representing at least a majority of Poseida’s outstanding shares (other than shares held by Poseida, Roche or any of their respective subsidiaries, and any dissenting shares), the completion of regulatory review and other customary closing conditions. Upon the successful completion of the tender offer, Roche will acquire all remaining Poseida shares that are not tendered into the tender offer through a second-step merger at the same price of $9.00 per share in cash at closing, plus a non- tradeable CVR to receive up to an aggregate of $4.00 per share in cash, payable upon achievement of specified milestones.

The closing of the transaction is currently expected to take place in the first quarter of 2025.

Advisors

Centerview Partners LLC is serving as exclusive financial advisor to Poseida and Cooley LLP is serving as legal counsel to Poseida. Citi is acting as financial advisor to Roche and Sidley Austin LLP is acting as legal counsel to Roche.

About Poseida Therapeutics, Inc.

Poseida is a clinical-stage biopharmaceutical company advancing differentiated allogeneic cell therapies and genetic medicines with the capacity to cure. The Company’s pipeline includes investigational allogeneic CAR-T cell therapies for hematologic cancers, autoimmune diseases, and solid tumors, as well as investigational in vivo genetic medicines that address patient populations with high unmet medical need. The Company’s approach is based on its proprietary genetic editing platforms, including its non-viral transposon-based DNA delivery system, Cas-CLOVER™ Site- Specific Gene Editing System, Booster Molecule and nanoparticle gene delivery technologies, as well as in-house GMP cell therapy manufacturing. The Company has formed strategic collaborations with Roche and Astellas to unlock the promise of cell therapies for cancer patients. Learn more at www.poseida.com and connect with Poseida on X and LinkedIn.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Poseida, nor is it a substitute for the tender offer materials that Roche and its wholly owned acquisition subsidiary, Blue Giant Acquisition Corp. (“Merger Sub”), will file with the Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy shares of Poseida’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Roche and Merger Sub intend to file with the SEC. In addition, Poseida will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Poseida on Schedule 14D-9 and related materials with respect to the tender offer and merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Poseida under the “Investors & Media” section of Poseida’s website at www.poseida.com.

Stockholders and investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Poseida on Schedule 14D- 9 and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document constitute forward-looking statements within the meaning of the federal securities laws. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger dated as of November 25, 2024 by and among Poseida, Roche and Merger Sub (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of, among other things, risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of Poseida’s stockholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the subsequent merger; the risk of legal proceedings being brought in relation to the transactions and the outcome of such proceedings; the effects of disruption from the transactions of Poseida’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; Poseida’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; risks associated with conducting clinical trials; whether any of Poseida’s product candidates will be shown to be safe and effective; Poseida’s ability to finance continued operations; competition in Poseida’s target markets; and uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in Poseida’s reports on Forms 10-K, 10-Q and 8-K and in other public filings Poseida makes with the SEC from time to time. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof, and Poseida expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

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Poseida Investor and Media Relations:

Alex Chapman, Senior Vice President, IR & Corporate Communications, IR@poseida.com Sarah Thailing, Senior Director, IR & Corporate Communications, PR@poseida.com